Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

April 30, 2026

PERSONAL AND CONFIDENTIAL

Shuttle Pharmaceuticals Holdings, Inc.

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

Attention: Christopher Cooper, Interim Chief Executive Officer

Dear Mr. Cooper:

This agreement (the “Agreement”) constitutes the agreement between E.F. Hutton & Co. (the “Placement Agent”) on one hand, and Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company” and each of the Company and the Placement Agent, a “Party” and, together, the “Parties”) on the other hand, pursuant to which the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of 2,200 shares (the “Shares”) of the Company’s Series B-2 Convertible Preferred Stock, par value $0.00001 per share (the “Series B-2 Convertible Preferred Stock”) and common stock purchase warrants (the “Common Warrants”) to purchase one hundred percent (100%) of the number of shares of common stock, par value $0.00001 per share (“Common Stock”), underlying the Series B-2 Convertible Preferred Stock. The Shares and Common Warrants are collectively referred to herein as the “Securities”. Securities will be offered pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder. The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including, without limitation, a securities purchase agreement (the “Purchase Agreement”) and Warrant certificates, are collectively referred to as the “Transaction Documents.” The closing of the Placement shall be referred to herein as the “Closing” and the date of the Closing shall be referred to herein as the “Closing Date.” The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement.

The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. With the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties, and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the Placement to be subject to market conditions and negotiations between the Company, the Placement Agent, and the prospective Purchasers. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Placement. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at the Closing of the Placement as provided in the Purchase Agreements. As compensation for services rendered, immediately upon the Closing of the Placement, the Company shall deliver to the Placement Agent in cash by wire transfer of immediately available funds a fee equal to eight percent (8%) of the aggregate gross proceeds raised in the Placement (the “Cash Fee”).

Notwithstanding anything to the contrary contained herein, the provisions concerning the payment of fees, reimbursement of expenses, tail, indemnification and contribution, confidentiality, conflicts, independent contractor, and waiver of the right to trial by jury will survive any expiration or termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate this Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and the right of first refusal. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Placement pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to the Placement Agent its actual and accountable out-of-pocket expenses related to the Placement (including the fees and disbursements of the Placement Agents; legal counsel) as set forth in Section 6 hereunder.

Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory, or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The Company shall furnish, or cause to be furnished, to the Placement Agent all information requested by the Placement Agent for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”). In addition, the Company agrees to make available to the Placement Agent upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that the Placement Agent (a) will use and rely upon the Information, including any documents provided to investors in the Placement and upon information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the offering documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with the Placement Agent or its representatives to discuss all information relevant for disclosure in the offering documents and will cooperate in any investigation undertaken by the Placement Agent thereof, including any document included or incorporated by reference therein. At the request of the Placement Agent, the Company shall deliver such legal letters, including, without limitation, opinions, comfort letters, officers’ and secretary certificates, and good standing certificates, all in a form and substance reasonably satisfactory to the Placement Agent and its counsel as is customary for the Placement. The Placement Agent shall be a third-party beneficiary of any representations, warranties and covenants made by the Company in any offering document related to the Placement.

(c) The Closing of the Placement shall be conducted pursuant to the Purchase Agreement via wire transfer and such Securities shall be registered in such name or names and shall be in such denominations as set forth on the signature page of each respective Purchaser of the Purchase Agreement. The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in Purchase Agreement or other subscription documents for the Placement (the “Subscription Documents”) or the authenticity, sufficiency, or validity of any check delivered by any prospective Purchaser in payment for the Securities, nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify.

Section 2. Representations, Warranties, and Covenants.

(a) Representations of the Company. With respect to the Securities, each of the representations and warranties made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that, to its knowledge, there are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm among the Company’s officers, directors or any holders of five percent (5.0%) or more of the outstanding shares of Common Stock.

The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and each of the representations and warranties made by the Company pursuant to the Transaction Agreements and hereby consents to such reliance.

(b) Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of Public Company Accounting Oversight Board independent registered public accountants for a period of at least two (2) years after the Closing Date and (ii) a competent transfer agent with respect to the Shares for a period of two (2) years after the Closing Date.

(c) Representations of the Placement Agent. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered with the Commission as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

Section 3. Delivery and Payment. The Closing shall occur at the offices of Sullivan & Worcester LLP (“Company Counsel”) (or at such other place as shall be agreed upon by the Parties, including via remote transmission of Closing documentation and the Transaction Documents). Subject to the terms and conditions hereof, at the Closing, payment of the purchase price for the Securities sold on the Closing Date shall be made by federal funds via wire transfer, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase.

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Company Counsel. All actions taken at the Closing shall be deemed to have occurred simultaneously. The Company and the Placement Agent may agree to conduct one or more Closings of the Placement.

Section 4. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent and the closing of the sale of the Securities are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder and under the Purchase Agreement, and to each of the following additional conditions, any of which may be waived in writing by the Placement Agent:

(a) Transaction Documents. The Transactions Documents between the Company and the Purchasers shall have been executed and delivered.

(b) Corporate Proceedings and Legal Opinion. All corporate proceedings and other legal matters incident to the authorization, execution, and delivery of this Agreement, the Purchase Agreement, and the transactions contemplated hereby shall be completed or resolved in a manner reasonably satisfactory to the Placement Agent. The Placement Agent shall have received a legal opinion from Company Counsel, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably acceptable to the Placement Agent.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any material adverse effect or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company.

(d) Registration of Common Stock; Listing. The Company shall have taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the U.S. national securities exchange on which it is listed, nor has the Company received any information suggesting that the U.S. Securities and Exchange Commission (the “Commission”) or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

(e) Officer’s and Secretary’s Certificates. The Placement Agent has received customary certificates of the Company’s Chief Executive Officer (the “Officer’s Certificate”) as to the accuracy of the representations and warranties contained in the Purchase Agreement, and a certificate of the Company’s Secretary (or other suitable executive officer) (the “Secretary’s Certificate”) certifying (i) that the Company’s organizational documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors (or any authorized committee thereof) relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. Each of the Officer’s Certificate and Secretary’s Certificate must be dated as of the Closing Date, and all documents referenced in the Secretary’s Certificate must be attached thereto.

(f) Certificate of Good Standing. Within 5 business days after the Closing Date, the Company shall deliver to the Placement Agent a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware.

(g) Purchase Agreement and Other Deliverables. The Company shall have delivered, or caused to be delivered, all deliverables set forth in the Purchase Agreement, in form and substance reasonably satisfactory to the Placement Agent and its counsel, and such agreements shall be in full force and effect.

(h) No Legal Impediment. No statute, regulation, rule, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction which prohibits or materially adversely affects any of the transactions contemplated by this Agreement.

(i) Placement Agent Compensation. The Cash Fee calculated in the manner provided in Section 1(a), payment of the non-accountable expense allowance and reimbursement of expenses as set forth in Section 6 shall be paid or delivered to the Placement Agent at Closing by wire transfer of immediately available funds to an account specified by the Placement Agent to the Company prior to the Closing.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution), Section 8 (Representations and Indemnities to Survive Delivery), Section 14 (Right of First Refusal) and Section 15 (Tail) shall at all times be effective and shall survive such termination

Section 5. Covenants and Agreements of the Company and Placement Agent. The Company further covenants and agrees with the Placement Agent as follows:

(a) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Purchasers in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Purchasers may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure documents. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the applicable Securities for the offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(b) [Reserved].

(c) Copies of any Amendments and Supplements to the SEC Reports. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of the SEC Reports and other documents to be furnished to the Purchasers as the Placement Agent may reasonably request; provided that the Company’s filing of the SEC Reports on the Electronic Data Gathering and Analysis Retrieval system of the SEC shall be deemed to satisfy this covenant.

(f) Additional Documents. The Company will enter into any customary Closing documentation as the Placement Agent or the Purchasers deem necessary or appropriate to consummate the Placement, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Purchasers.

(g) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any of its securities, including of its Common Stock.

(h) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors and may not be used, reproduced, disseminated, quoted, or referred to, without the Placement Agent’s prior written consent.

(i) Announcement of Placement. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing and at the Placement Agent’s expense, make public its involvement with the Placement.

(j) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(k) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company, and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Placement was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties hereto acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

Section 6. Payment of Expenses. Subject to the following, the Company shall reimburse the Placement Agent promptly upon request for all reasonable and accountable out-of-pocket expenses incurred in connection with the Placement, whether or not there is a closing of the Placement, including but not limited to travel expenses, due diligence expenses, the costs of background checks on the Company’s officers and directors and any of its shareholders designated by the Placement Agent, the costs associated with the Placement Agent’s use of book- building and compliance software, the fees and expenses of the Placement Agent’s legal counsel and any other independent advisors selected and retained by the Placement Agent, and all fees, expenses and disbursements required under the blue sky securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate (with the Company’s consent, which shall not be unreasonably withheld), provided that the expenses reimbursable to the Placement Agent under this Section 6 shall not exceed $175,000, which will be paid from the proceeds of this Offering at Closing. In addition, the Company shall pay Placement Agent a non-refundable cash fee equal to 1.0% of the gross proceeds of the Placement as a non-accountable expense allowance. Notwithstanding the foregoing, any advance received by the Placement Agent will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

The Company will bear all fees, disbursements and expenses incurred by the Company in connection with any proposed Placement.

Section 7. Indemnification and Contribution.

(a) To the extent permitted by law, with respect to the Securities, the Company will indemnify and hold harmless the Placement Agent, its affiliates, and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents, shareholders, and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs, and other liabilities, including reasonable attorneys’ fees (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing, or defending any actions taken or omitted to be taken by the Company, whether or not any Indemnified Person is a party thereto, caused by a breach by the Company of any of its representations, warranties, or covenants contained in this Agreement or in any certificate delivered by or on behalf of the Company in connection with this Agreement; provided, however, that, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions, or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Placement which were not authorized for such use by the Company and which use constitutes gross negligence, fraud, violation of law, bad faith, or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement. Notwithstanding the foregoing, and for the avoidance of doubt, it is mutually understood and agreed that the Company acknowledges and agrees that the Placement Agent may rely upon, and is an express third-party beneficiary of, the representations, warranties, and applicable covenants set forth in any agreements with the Purchasers in connection with the Placement.

(b) Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be Company Counsel. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage, or liability is incurred and is due and payable.

(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (ii) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services, or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions, or services.

(e) The reimbursement, indemnity, and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

(f) The Placement Agent and the Company agree that the obligations of each of the Parties are solely corporate obligations, and that no officer, director, employee, agent, or shareholder of either Party shall be subjected to any personal liability whatsoever to any person, nor will any claim for liability or suit be asserted by, or on behalf of, either the Placement Agent or the Company. In no event shall the Placement Agent be liable to the Company, nor will the Company be liable to the Placement Agent, whether a claim be in tort, contract or otherwise, for any amount in excess of the total amount paid by the Company to the Placement Agent under this Agreement.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied, or e-mailed and confirmed to the parties hereto as follows:

If to E.F. Hutton & Co.:

E.F. Hutton & Co.

745 Fifth Avenue, 34th Floor & PH

New York, NY 10151

Attn: Joseph T. Rallo

Email: jrallo@efhutton.com

With a copy (which shall not constitute notice) to:

McDermott Will & Schulte LLP

One Vanderbilt Avenue

New York, NY 10017

Attn: Robert Cohen

Email: rcohen@mcdermottlaw.com

If to the Company:

Shuttle Pharmaceuticals Holdings, Inc.

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

Attn: Christopher Cooper

Email: cooper@venturefirst1.com

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attn:	David E. Danovitch, Esq.
Aaron M. Schleicher, Esq.
Email:	ddanovitch@sullivanlaw.com
aschleicher@sullivanlaw.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Prior Agreement. By entering into this Agreement, the parties hereto agree that that any prior letter of engagement between the parties relating to the Placement, shall automatically terminate and cease to have any effect whatsoever and shall be superseded in its entirety by this Agreement.

Section 11. Successors and Assignment. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers, and directors and controlling persons referred to in Section 8 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. The Placement Agent and the Company agree that with respect to any controversy or claim relating to, arising under or involving this Agreement or breach thereof (a “Claim”), the matter shall first be submitted for mediation through the Judicial Arbitration and Mediation Service, Inc. (“JAMS”) and its applicable rules in New York, New York, provided, however, that in the case of a breach or threatened breach of the non-circumvention covenant stated herein, the Placement Agent may seek and obtain, in addition to any remedies available under this Agreement or applicable law, an injunction or other equitable relief from any court of competent jurisdiction and nothing in this Agreement shall in any way limit or condition its right and recourse to seek and obtain such equitable relief. In the event that the Placement Agent and the Company are not able to agree on a mediator within thirty (30) days of the first party seeking mediation, the presiding Judge of the Superior Court of the county which the venue would lie for the filing of a complaint for relief in such Claim shall have jurisdiction to appoint a mediator. The parties covenant that they will participate in the mediation in good faith.

In the event that the Placement Agent and the Company are unable to resolve any claim after mediation as set forth in the preceding paragraph, then the parties hereby agree that such Claim shall be submitted to JAMS for final and binding arbitration pursuant to its Comprehensive Arbitration Rules and Procedures (the “Arbitration Rules”) in New York, New York. The arbitration shall be conducted before a neutral arbitrator who shall be an attorney or retired Judge and shall be selected in accordance with the Arbitration Rules. The arbitrator’s award shall be final and binding on all parties. Except to the extent otherwise required pursuant to the applicable JAMS rules and procedures and applicable law, each party will pay the fees of its respective attorney(s), expert(s), and other fees.

Without limiting the mediation and arbitration provisions set forth above, each party hereby irrevocably agrees and consents to be subject to the jurisdiction of the state court sitting in New York County, State of New York, or if the state court lacks jurisdiction, the United States District Court for the Southern District of New York, in any suit, action or proceeding pursuant to this Agreement. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process in person, by overnight courier, facsimile or first class mail with a copy to email to such party as set forth in Section 9 hereof.

Section 14. Right of First Refusal. Following the Closing Date, the Placement Agent shall have an irrevocable right of first refusal (the “Right of First Refusal”) until eighteen (18) months following the Closing Date, to act as sole investment banker, sole book-runner, sole placement agent and/or sole financial advisor, at the Placement Agent’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked financings (each, a “Subject Transaction”) of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to the Placement Agent for such Subject Transactions. The Placement Agent shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Placement Agent, not to be unreasonably withheld, conditioned or delayed.

Section 15. Tail. If there is a Closing of the Placement, or if this Agreement terminates prior to Closing (other than a termination for cause in compliance with FINRA Rule 5110(g)(5)(B)(i)), the Placement Agent shall be entitled to compensation under Section 1 hereof, calculated in the manner set forth therein, with respect to any Subject Transaction if, prior to any time within the eighteen (18) month period following the expiration or termination of this Agreement, either (i) a Subject Transaction is consummated, or (ii) an agreement is executed by the Company pursuant to which a Subject Transaction is at any later date consummated, in each case, regardless of whether and to what extent the Placement Agent actually participated in procuring or negotiating the Subject Transaction. In addition, upon the closing of an at-the-market (ATM) offering, the Company shall pay Placement Agent a non-refundable cash fee equal to three point five percent (3.5%) of the aggregate maximum gross proceeds raised thereby. In addition, the Company shall pay the Placement Agent a non-refundable cash fee equal to one percent (1.0%) of the gross proceeds of any Subject Transaction as a non-accountable expense allowance. All fees payable pursuant to this Section 15 shall be payable at the closing of the Subject Transaction via flow of funds.

Section 16. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to this Placement. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering and sale of the Securities: (i) the Placement Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement, and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering or sale of the Securities.

(c) The Company shall be responsible for any and all compliance with the securities laws applicable to it, including without limitation, Regulation D and the Securities Act, and Rule 506 promulgated thereunder, and all state securities laws.

(d) Each Party agrees not to mention the name of the other Party or its agents in any press release or news announcement without the express written consent of the other party.

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, email (including .pdf) or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart.

Section 17. Confidentiality. In the event of the consummation or public announcement of the Placement, the Placement Agent shall have the right to disclose its participation in such offering, including, without limitation, the Placement at its own cost of “tombstone” advertisements in financial and other newspapers and journals.

Section 18. Limitations on Engagement. The Company acknowledges that the Placement Agent has been retained only by the Company, that the Placement Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Placement Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Placement Agent or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by the Placement Agent, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of the Placement Agent, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by the Placement Agent to the Company in connection with the Placement Agent’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other persons or be used or relied upon for any other purpose.

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[SIGNATURE PAGE TO THE PLACEMENT AGENCY AGREEMENT]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

E.F. Hutton & Co.

By:	/s/ Duncan B. Swanston
Name:	Duncan B. Swanston
Title:	Supervisory Principal

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

Shuttle Pharmaceuticals Holdings, Inc.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	Chief Executive Officer